UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment of TTA between iBio and Fraunhofer

We and Fraunhofer, USA, Inc. (“Fraunhofer”), our collaborative research and development partner, entered into a new agreement effective June 30, 2013 (the “2013 Amendment”) that has the effect of further amending the terms of the Technology Transfer Agreement which we and Fraunhofer originally entered into effective as of January 1, 2004 (as previously amended, the “TTA”). The 2013 Amendment, which is intended to better align the mutual interests of iBio and Fraunhofer, has the following effects:

•	Our liabilities to Fraunhofer in the amount of approximately $2,863,000 as of June 30, 2013 were released and terminated.
•	The term of the TTA was extended by one year and will now expire on December 31, 2015.
•	Our obligation under the TTA, prior to the 2013 Amendment, to make three further time-based $1,000,000 payments, on April 2 and November 2, 2013 and April 2, 2014 (“Guaranteed Annual Payments”) was terminated and replaced with an obligation to engage Fraunhofer in iBio selected and directed project specific development activities, priced according to a mutually-agreed fair market formula, in an aggregate amount not less than $3,000,000 prior to December 31, 2015. We believe that our right to select and direct specific projects will improve the efficiency of our product development activities and that the extension of the period over which this commitment must be fulfilled will enhance our ability to manage our cash outflow.
•	We terminated and released Fraunhofer from the obligation to make further financial contributions toward the enhancement, improvement and expansion of our technology in an amount at least equal to the Guaranteed Annual Payments, because we believe our technology development phase is completed and now are focusing on product development. Additionally, we terminated and released Fraunhofer from the obligation to further reimburse us for certain past and future patent related expenses.
•	Our obligation to remit to Fraunhofer minimum annual payments in the amount of $200,000 was terminated. Instead we will be obligated to remit royalties to Fraunhofer only on technology license revenues that we actually receive and on revenues from actual sales by us of products derived from our technology until the later of November 2023 or until such time as the aggregate royalty payments total at least $4,000,000.
•	The rate at which we will be obligated to pay royalties to Fraunhofer on iBioLaunch and iBioModulator license revenues we receive was reduced from 15% to 10%.
•	Any and all other claims of each party to any other amounts due at June 30, 2013 were mutually released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: September 18, 2013	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran Senior VP, Finance and Strategy